Calculation of Filing Fee Tables
S-3
Paramount Skydance Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Paramount Skydance Corporation Class B Common Stock, par value $0.001 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Paramount Skydance Corporation Preferred Stock, par value $0.001 per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Paramount Skydance Corporation Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Debt	Paramount Global Debt Securities	457(r)				0.0001381
Fees to be Paid	5	Debt	Paramount Skydance Corporation Guarantees	457(r)				0.0001381
Fees to be Paid	6	Debt	Paramount Global Guarantees	457(r)				0.0001381
Fees to be Paid	7	Other	Paramount Skydance Corporation Warrants	457(r)				0.0001381
Fees to be Paid	8	Other	Paramount Global Warrants	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of securities is being registered as may be issued from time to time upon exercise, settlement, exchange, or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise, or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrants are deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a "pay-as-you-go" basis. The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

[5]	See Offering Note 1. Paramount Skydance Corporation will fully and unconditionally guarantee or co-issue debt securities issued by Paramount Global. Guarantees registered hereunder may or may not be issued for separate consideration. In accordance with Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities being registered.

[6]	See Offering Note 1. Paramount Global may fully and unconditionally guarantee debt securities issued by Paramount Skydance Corporation. Guarantees registered hereunder may or may not be issued for separate consideration. In accordance with Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities being registered.

[7]	See Offering Note 1. Warrants covered by this registration statement cover shares of common stock, shares of preferred stock and/or debt securities in one or more series.

[8]	See Offering Note 1 & 7. Warrants may be co-issued by Paramount Global when the securities with respect to which the warrants are issued will be guaranteed by Paramount Global.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date